UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 13, 2021

Crescent Acquisition Corp

(Exact name of Registrant as specified in its charter)

Delaware	001-38825	82-3447941
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 Santa Monica Blvd., Suite 2000 Los Angeles, CA		90025
(Address of principal executive offices)		(Zip Code)

(310) 235-5900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable Warrant	CRSAU	The NASDAQ Stock Market LLC

Class A common stock, $0.0001 par value per share	CRSA	The NASDAQ Stock Market LLC

Redeemable Warrants, each whole Warrant exercisable for one share of Class A common stock at an exercise price of $11.50	CRSAW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 13, 2021, Crescent Acquisition Corp, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Function Acquisition I Corp, a Delaware corporation and a direct, wholly owned subsidiary of the Company (“First Merger Sub”), Function Acquisition II LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of the Company (“Second Merger Sub”), LiveVox Holdings, Inc., a Delaware corporation (“LiveVox”), and GGC Services Holdco, Inc., a Delaware corporation, which provides for, among other things: (a) the merger of First Merger Sub with and into LiveVox, with LiveVox being the surviving corporation of the merger and a direct, wholly owned subsidiary of the Company as a consequence of the merger (the “First Merger”); and (b) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of LiveVox with and into Second Merger Sub, with Second Merger Sub being the surviving corporation of the merger (together with the First Merger, the “Mergers” and, collectively with the other transactions contemplated by the Merger Agreement, the “Business Combination”). The Merger Agreement and the transactions contemplated thereby were unanimously approved by the board of directors of the Company and LiveVox.

The Merger Agreement

Merger Consideration

Pursuant to the Merger Agreement, the aggregate merger consideration payable to the stockholders of LiveVox will consist of (assuming no redemptions): (a) an amount in cash equal to the Closing Cash Payment Amount (as defined in the Merger Agreement), which is estimated to be approximately $218 million; and (b) shares of newly-issued Class A common stock of the Company, par value $0.0001 per share (“Class A Stock”), equal to the Closing Number of Securities (as defined in the Merger Agreement), which are expected to have a value of approximately $514 million based on a price of $10.00 per share. The merger consideration payable to the stockholders of LiveVox is also subject to adjustment based on LiveVox’s cash and indebtedness as of the closing date, among other adjustments contemplated by the Merger Agreement.

In addition to the consideration to be paid at the closing of the Business Combination, the stockholders of LiveVox will be entitled to receive additional earn-out payments from the Company of up to an aggregate of 5,000,000 shares of Class A Stock if the price of Class A common stock trading on the Nasdaq Capital Market exceeds certain thresholds during the seven-year period following the closing of the Business Combination. As an incentive for LiveVox to enter into the Merger Agreement, the Company’s sponsor, CFI Sponsor LLC, a Delaware limited liability company (the “Sponsor”), has agreed that 2,743,750 shares of Class A Stock held by it and by the independent directors of the Company immediately following the closing of the Business Combination (following the automatic conversion of such shares upon the closing of the Business Combination from shares of Class F common stock of the Company, par value $0.0001 per share (“Class F Stock”), into shares of Class A Stock) will be held in escrow to be released only if the price of Class A Stock trading on the Nasdaq Capital Market exceeds the same thresholds during the seven-year period following the closing of the Business Combination.

Representations, Warranties and Covenants

The parties to the Merger Agreement have made representations, warranties and covenants that are customary for transactions of this nature. The representations and warranties of the respective parties to the Merger Agreement will not survive the closing of the transaction. The covenants made under the Merger Agreement generally will not survive the Closing, subject to certain exceptions, including certain covenants and agreements that by their terms are to be performed in whole or in part after the Closing.

Conditions to Consummation of the Transaction

Consummation of the Business Combination is subject to customary closing conditions, including approval by the Company’s stockholders as well as expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. In addition, each of the Company’s and LiveVox’s obligation to consummate the Business Combination is subject to the Company’s total cash proceeds, which includes, among other things, the cash available to the Company from its trust account and the proceeds from the Forward Purchase Agreement (as defined below) and the PIPE Investment (as defined below), equaling or exceeding $250 million.

Termination

The Merger Agreement may be terminated at any time prior to the consummation of the Business Combination (whether before or after the required Company stockholder vote has been obtained) by mutual written agreement of the Company and LiveVox and in certain other circumstances, including if the Business Combination has not been consummated by March 12, 2021, which date, if the Company obtains stockholder approval of an extension of its deadline to consummate a business combination, will automatically extend to the earlier of the date of such extension of deadline and July 13, 2021, provided that the right to terminate because such date has passed is not granted to a party whose action or failure to act has caused the delay in the closing of the Business Combination. The date may be further extended to September 13, 2021 in case all conditions to consummate the Business Combination have been satisfied or waived other than regulatory conditions and to a limited extent in case of government shutdowns.

The foregoing description of the Merger Agreement and the transactions contemplated thereby, including the Mergers, does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or any other party to the Merger Agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to the Company’s investors and security holders. Company investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Certain Related Agreements

Forward Purchase Agreement

On January 13, 2021, Crescent Capital Group Holdings LP (“Crescent”), an affiliate of the Sponsor, and the Company entered into the Forward Purchase Agreement (the “Forward Purchase Agreement”), pursuant to which Crescent has committed to purchase from the Company, and the Company has committed to issue and sell to Crescent, in each case, subject to the terms and conditions set forth therein, 2,500,000 shares of Class A Stock plus 833,333 redeemable warrants of the Company (the “Warrants”), each whole Warrant entitling the holder thereof to purchase one share of Class A Stock at a price of $11.50 per share, for an aggregate purchase price of $25,000,000 in a private placement that will close immediately prior to the closing of the Business Combination. The securities issued pursuant to the Forward Purchase Agreement will be subject to a lock-up period during which the transfer of such securities will be restricted.

The Forward Purchase Agreement provides for certain registration rights. In particular, within 30 calendar days after the consummation of the Business Combination, the Company is required to file with the Securities and Exchange Commission (the “SEC”) a registration statement registering the resale of the securities issued pursuant to the Forward Purchase Agreement. Additionally, the Company is required to use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable after the filing thereof.

Subscription Agreements

On January 13, 2021, concurrently with the execution of the Merger Agreement, the Company entered into subscription agreements (the “Subscription Agreements”) with certain investors (collectively, the “PIPE Investors”), pursuant to, and on the terms and subject to the terms and conditions of which, the PIPE Investors have collectively subscribed for 7,500,000 shares of Class A Stock for an aggregate purchase price equal to $75,000,000 (the “PIPE Investment”), which, coupled with the $25,000,000 in proceeds from the Forward Purchase Agreement, will result in equity financings totaling $100,000,000 in connection with the Business Combination.

The Subscription Agreements for the PIPE Investors provide for certain registration rights. In particular, the Company is required to, within 30 calendar days after the consummation of the Business Combination, file with the SEC a registration statement registering the resale of the securities issued pursuant to the Subscription Agreements. Additionally, the Company is required to use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 90th calendar day following the filing date thereof (or the 120th calendar day following the filing date thereof if the SEC notifies the Company that it will “review” the registration statement) and (ii) the 10th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the registration statement will not be “reviewed” or will not be subject to further review.

The Subscription Agreements will terminate with no further force and effect upon the earliest to occur of: (a) such date and time as the Merger Agreement is terminated in accordance with its terms; (b) the mutual written agreement of the parties to such Subscription Agreement; (c) if any of the conditions to closing set forth in such Subscription Agreement are not satisfied on or prior to the Closing and, as a result thereof, the transactions contemplated by the Subscription Agreement fail to occur; and (d) if the consummation of the Business Transaction has not occurred by the outside date of the Merger Agreement.

Sponsor Support Agreement

On January 13, 2021, the Company entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”), by and among the Company, LiveVox, the Sponsor and each of the parties set forth on Schedule A thereto (each such person and the Sponsor, a “Supporting Party”). Pursuant to the Sponsor Support Agreement, each Supporting Party agrees to, among other things, certain restrictions on the transfer of Company securities owned or beneficially owned by such Supporting Party or acquired thereafter, vote Company securities owned or beneficially owned by such Supporting Party in favor of the approval of the Business Combination and other proposals related to the Business Combination, refrain from redeeming Company securities owned or beneficially owned by such Supporting Party and waive certain other rights associated with the ownership or beneficial ownership of Company securities by such Supporting Party. As an incentive for LiveVox to enter into the Merger Agreement, the Sponsor also agreed to the cancelation of (i) 7,000,000 Warrants acquired by the Sponsor pursuant to a private placement in connection with the initial public offering of the Company at a purchase price of $1.00 per warrant and (ii) 2,725,000 shares of Class F Stock held by the Sponsor, in each case, for no consideration.

Stockholder Support Agreement

On January 13, 2021, the Company entered into a support agreement (the “Stockholder Support Agreement”), by and among the Company, LiveVox, GGC Services Holdco, Inc. and the sole stockholder of LiveVox (the “LiveVox Stockholder”). Under the Stockholder Support Agreement, the LiveVox Stockholder agreed to vote all of the outstanding capital stock of LiveVox in favor of the Business Combination.

Share Escrow Agreement

On January 13, 2021, the Company, certain independent directors of the Company and the Sponsor entered into a share escrow agreement (the “Share Escrow Agreement”). Pursuant to the Share Escrow Agreement, the Sponsor and such independent directors agreed, upon the closing of the Business Combination, to subject a total of 2,743,750 shares of Class A Stock (following the automatic conversion of such shares upon the closing of the Business Combination from shares of Class F Stock into shares of Class A Stock) into an escrow account to be subject to release only if the price of Class A Stock trading on the Nasdaq Capital Market exceeds certain thresholds during the seven-year period following the closing of the Business Combination. Any such securities not released during the seven-year period following the closing of the Business Combination will be forfeited.

Finders Agreement

On January 13, 2021, the Company and Neuberger Berman BD LLC, a Delaware limited liability company (“Finder”) entered into a finders agreement (the “Finders Agreement”). Pursuant to the Finders Agreement, in exchange for the Finder introducing the Company to LiveVox, the Company has agreed, following the closing of the Business Combination, to provide the Finder certain compensation and registration rights. The Finder shall not have any rights to compensation or registration rights if the Company does not consummate the Business Combination. The Finders Agreement provides that the Finder is initially eligible to receive 781,250 Class A Shares (the “Initial Finder Shares”) upon the earlier of (i) one year following the date of the consummation of the Business Combination (the “Closing Date”) and (ii) following the closing of the Business Combination (x) such time as the price of Class A common stock trading on the Nasdaq Capital Market exceeds certain thresholds or (y) subject to certain conditions, upon the completion of a liquidation, merger stock exchange or other similar transaction. Additionally, the Finder is eligible to receive up to an additional 1,943,750 shares of Class A Stock (the “Additional Finder Shares”) subject to the trading price of Class A Stock on the Nasdaq Capital Market exceeding certain thresholds during the seven-year period following the closing of the Business Combination.

The Finders Agreement also provides for certain registration rights. In particular, the Company is required to, within 60 calendar days after the issuance of the Initial Finder Shares or any Additional Finder Shares, file with the SEC a registration statement registering the resale of the Initial Finder Shares or any Additional Finder Shares. Additionally, the Company is required to use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable after the filing thereof.

Registration Rights

The Merger Agreement contemplates that, at the Closing, the Company, Sponsor and LiveVox’s sole stockholder will enter into a registration rights agreement, pursuant to which the Company will agree to register for resale certain shares of the Company common stock that are held by the parties thereto from time to time. Pursuant to the registration rights agreement, shares of Class A Stock held by the Sponsor and by the independent directors of the Company immediately following the closing of the Business Combination (following the automatic conversion of such shares upon the closing of the Business Combination from shares of Class F Stock into shares of Class A Stock) will be subject to a lock-up period during which the transfer of such securities will be restricted.

The foregoing descriptions of the Merger Agreement, Forward Purchase Agreement, Subscription Agreements, Sponsor Support Agreement, Stockholder Support Agreement, Share Escrow Agreement, Finders Agreement and the transactions and documents contemplated thereby, is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, Forward Purchase Agreement, form of Subscription Agreement, Sponsor Support Agreement, Stockholder Support Agreement, Share Escrow Agreement and Finders Agreement, copies of which are filed with this Current Report on Form 8-K (this “Current Report”) as Exhibit 2.1, Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, Exhibit 10.5 and Exhibit 10.6, respectively, and the terms of which are incorporated by reference herein.

The Merger Agreement, Forward Purchase Agreement, form of Subscription Agreement, Sponsor Support Agreement, Stockholder Support Agreement, Share Escrow Agreement and Finders Agreement have been included to provide investors with information regarding their terms. They are not intended to provide any other factual information about the Company or its affiliates. The representations, warranties, covenants and agreements contained in the Merger Agreement, Forward Purchase Agreement, form of Subscription Agreement, Sponsor Support Agreement, Stockholder Support Agreement, Share Escrow Agreement and Finders Agreement and the

other documents related thereto were made only for purposes of the Business Combination as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, Forward Purchase Agreement, Subscription Agreements, Sponsor Support Agreement, Stockholder Support Agreement, Share Escrow Agreement and Finders Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement, Forward Purchase Agreement, Subscription Agreements, Sponsor Support Agreement, Stockholder Support Agreement, Share Escrow Agreement and Finders Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement, Forward Purchase Agreement, Subscription Agreements, Sponsor Support Agreement, Stockholder Support Agreement, Share Escrow Agreement and Finders Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, Forward Purchase Agreement, Subscription Agreements, Sponsor Support Agreement, Stockholder Support Agreement, Share Escrow Agreement and Finders Agreement, as applicable, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 1.02  Termination of a Material Definitive Agreement.

As previously disclosed by the Company, on October 5, 2020, the Company entered into the Second Amended and Restated Forward Purchase Agreement (the “Prior FPA”) with Crescent Capital Group LP (“CCG”) , pursuant to which CCG had committed to purchase from the Company, subject to the terms and conditions set forth therein, 5,000,000 shares of Class A Stock plus 1,666,6662/3 Warrants for an aggregate purchase price of $50,000,000 in a private placement that would close immediately prior to the closing of the Company’s initial business combination.

On January 13, 2021, the Company and CCG mutually agreed to terminate the Prior FPA, to be effective immediately.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report is incorporated by reference herein. The shares of Class A Stock to be issued in connection with the Merger Agreement and the transactions contemplated thereby, including the First Merger and the PIPE Investment, the shares of Class A Stock and Warrants to be issued in connection with the Forward Purchase Agreement and the shares of Class A Stock to be issued in connection with the Finders Agreement, will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

Item 7.01 Regulation FD Disclosure.

The information in this Item 7.01, including Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information contained in this Item 7.01, including Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3.

On January 14, 2021, the Company and LiveVox issued a joint press release announcing the execution of the Merger Agreement and the transactions contemplated thereby. The press release is furnished as Exhibit 99.1 to this Current Report and incorporated by reference herein.

An investor presentation for use by the Company and LiveVox during a joint investor conference call to discuss the Business Combination is furnished as Exhibit 99.2 to this Current Report and incorporated by reference herein.

The consolidated financial statements of LiveVox as of and for the years ended December 31, 2018 and 2019 are furnished as Exhibit 99.3 hereto and incorporated by reference herein.

Forward-Looking Statements

This Current Report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements may be made directly in this Current Report. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon management estimates and forecasts and reflect the views, assumptions, expectations, and opinions of the Company or LiveVox, as the case may be, as of the date of this Current Report, and may include, without limitation, changes in general economic conditions, including as a result of COVID-19, all of which are accordingly subject to change. Any such estimates, assumptions, expectations, forecasts, views or opinions set forth in this Current Report constitute the Company’s or LiveVox’s, as the case may be, judgments and should be regarded as indicative, preliminary and for illustrative purposes only. The forward-looking statements and projections contained in this Current Report are subject to a number of factors, risks and uncertainties, some of which are not currently known to the Company or LiveVox, that may cause the Company’s or LiveVox’s actual results, performance or financial condition to be materially different from the expectations of future results, performance of financial condition. Although such forward-looking statements have been made in good faith and are based on assumptions that the Company or LiveVox, as the case may be, believe to be reasonable, there is no assurance that the expected results will be achieved. The Company’s and LiveVox’s actual results may differ materially from the results discussed in forward-looking statements. Additional information on factors that may cause actual results and the Company’s performance to differ materially is included in the Company’s periodic reports filed with the SEC, including but not limited to the Company’s annual report on Form 10-K for the year ended December 31, 2019 and subsequent quarterly reports on Form 10-Q. Copies of the Company’s filings with the SEC are available publicly on the SEC’s website at www.sec.gov or may be obtained by contacting the Company. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. These forward-looking statements are made only as of the date hereof, and neither the Company nor LiveVox undertake any obligations to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information about the Business Combination and Where to Find It

This Current Report may be deemed solicitation material in respect of the Business Combination. The Business Combination will be submitted to the stockholders of the Company for their approval. In connection with such stockholder vote, the Company intends to file with the SEC a preliminary proxy statement on Schedule 14A and, when completed, will mail a definitive proxy statement to its stockholders in connection with the Company’s solicitation of proxies for the special meeting of the stockholders of the Company to be held to approve the Business Combination. This Current Report does not contain all the information that should be considered concerning the proposed Business Combination and the other matters to be voted upon at the special meeting and is not intended to provide the basis for any investment decision or any other decision in respect of such matters. The Company’s stockholders and other interested parties are urged to read, when available, the preliminary proxy statement, the amendments thereto, the definitive proxy statement and any other relevant documents that are filed or furnished or will be filed or will be furnished with the SEC carefully and in their entirety in connection with the Company’s solicitation of proxies for the special meeting to be held to approve the Business Combination and other related matters, as these materials will contain important information about LiveVox and the Company and the proposed Business Combination. The definitive proxy statement will be mailed to the stockholders of the Company as of the record date to be established for voting on the proposed Business Combination and the other matters to be voted upon at the special meeting. Such stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at http://ww.sec.gov, at the Company’s website at http://www.crescentspac.com or by directing a request to Crescent Acquisition Corp, 11100 Santa Monica Blvd., Suite 2000, Los Angeles, CA 90025.

No Offer or Solicitation

This Current Report is for informational purposes only and does not constitute an offer or invitation for the sale or purchase of securities, assets or the business described herein or a commitment to the Company or the LiveVox with respect to any of the foregoing, and this Current Report shall not form the basis of any contract, nor is it a solicitation of any vote, consent, or approval in any jurisdiction pursuant to or in connection with the Business Combination or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in the Solicitation

The Company and LiveVox, and their respective directors and executive officers, may be deemed participants in the solicitation of proxies of the Company’s stockholders in respect of the Business Combination. Information about the directors and executive officers of the Company is set forth in the Company’s Form 10-K for the year ended December 31, 2019. Information about the directors and executive officers of LiveVox and more detailed information regarding the identity of all potential participants, and their direct and indirect interests, by security holdings or otherwise, will be set forth in the proxy statement for the Business Combination when available. Additional information regarding the identity of all potential participants in the solicitation of proxies to the Company’s stockholders in connection with the proposed Business Combination and other matters to be voted upon at the special meeting, and their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement that the Company intends to file with the SEC. Investors may obtain such information by ready such proxy statement when it becomes available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of January 13, 2021, by and among Crescent Acquisition Corp, Function Acquisition I Corp, Function Acquisition II LLC, LiveVox Holdings, Inc. and GGC Services Holdco, Inc.

10.1	Forward Purchase Agreement, dated as of January 13, 2021, by and between Crescent Acquisition Corp and Crescent Capital Group Holdings LP.

10.2	Form of Subscription Agreement.

10.3	Sponsor Support Agreement, dated as of January 13, 2021, by and among Crescent Acquisition Corp, LiveVox Holdings, Inc., CFI Sponsor LLC and the parties set forth on Schedule A thereto.

10.4	Stockholder Support Agreement, dated as of January 13, 2021, by and among Crescent Acquisition Corp, LiveVox Holdings, Inc., GGC Services Holdco, Inc. and LiveVox TopCo, LLC.

10.5	Share Escrow Agreement, dated as of January 13, 2021, by and among Crescent Acquisition Corp, LiveVox Holdings, Inc., CFI Sponsor LLC, Kathleen S. Briscoe, John J. Gauthier and Jason D. Turner.

10.6	Finders Agreement, dated as of January 13, 2021, by and among Crescent Acquisition Corp and Neuberger Berman BD LLC.

99.1	Joint Press Release, dated as of January 14, 2021.

99.2	Investor Presentation of Crescent Acquisition Corp, dated as of January 14, 2021.

99.3	Consolidated Financial Statements of LiveVox Holdings, Inc.

*	Certain schedules have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K and will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2021

Crescent Acquisition Corp

/s/ George Hawley
Name:	George Hawley
Title:	General Counsel and Secretary